Exhibit (21)
                     LIST OF SUBSIDIARIES OF HSB GROUP, INC.


NAME OF COMPANY                                           STATE/JURISDICTION OF
                                                              INCORPORATION/
                                                                FORMATION
The Allen Insurance Company                                     Bermuda
The Boiler Inspection and Insurance Company of Canada
   (wholly-owned by HSB Engineering Insurance Ltd.)             Canada
EIG, Co. (wholly owned by The Hartford
   Steam Boiler Inspection and Insurance Company)               Delaware
EMSS (Ireland) Limited (wholly-owned by HSB
   Haughton Engineering Insurance Services, Ltd.)               Ireland
Hartford Steam Boiler Colombia Ldta. (90% owned
   by The Hartford Steam Boiler Inspection and
   Insurance Company and 10% by HSB Group, Inc.)                Colombia
The Hartford Steam Boiler Inspection and
   Insurance Company                                            Connecticut
The Hartford Steam Boiler Inspection
   and Insurance Company of Connecticut                         Connecticut
The Hartford Steam Boiler Inspection
   and Insurance Company of Texas                               Texas
Hartford Steam Boiler International GmbH
   (wholly-owned by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Germany
Hartford Steam Boiler (M) Sdn. Bhd.
   (wholly-owned by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Malaysia
Hartford Steam Boiler (Singapore) PTE Ltd.
   (wholly-owned by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Singapore
HSB Africa (wholly-owned by HSB Engineering
   Insurance Limited)                                           South Africa
HSB Associates, Inc.                                            New York
HSB Capital I                                                   Delaware
HSB Capital II                                                  Delaware
HSB Capital Corp. I, Inc. (wholly-owned by
   HSB Engineering Finance Corporation)                         Delaware
HSB Engineering Finance Corporation                             Delaware
HSB Engineering Insurance Limited
   (wholly-owned by EIG Co.)                                    England
HSB Haughton Engineering Insurance
   Services, Ltd. (wholly-owned by
   HSB Engineering Insurance Limited)                           England

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HSB Inspection Quality Limited (wholly-owned by
   HSB Haughton Engineering Insurance Services, Ltd.)           England
HSB Investment Corporation (wholly-owned by
   The Hartford Steam Boiler Inspection and
   Insurance Company)                                           Connecticut
HSB Professional Loss Control, Inc.
   (wholly-owned by The Hartford
   Steam Boiler Inspection and
   Insurance Company)                                           Tennessee
HSB Reliability Technologies Corp.
   (wholly-owned by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Florida
HSB-RS Korea (wholly-owned by The Hartford
   Steam Boiler Inspection and Insurance Company)               Korea
Integrated Process Technologies, LLC
   (51% owned by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Delaware
One State Street Intermediaries                                 Connecticut
Ra-Hart Investment Company (wholly-owned
   by The Hartford Steam Boiler
   Inspection and Insurance Company)                            Texas
Solomon Associates, Inc.                                        Texas
Solomon Associates International, Inc.
   (wholly-owned by Solomon Associates, Inc.)                   Texas
Solomon Associates Limited (wholly-owned
   by Solomon Associates International, Inc.)                   United Kingdom

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